                                   SECURITIES
                            AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            -----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): August 6, 2002
                            -----------------------

                   ITW Bargaining Savings and Investment Plan

             (Exact Name of Registrant as Specified in its Charter)

Not Applicable      Form S-8 Reg. No. 333-17473     36-1258310, Plan  No. 039
(State or other      (Commission File Number)          (I.R.S. Employer
jurisdiction of                                         Identification No.)
Incorporation)

3600 West Lake Avenue, Glenview, IL                          60025
(Address of principal executive offices)                   (Zip Code)

       (Registrant's telephone number, including area code): 847-724-7500

                                 Not Applicable
         (Former name or former address, if changed since last report.)

Item 4.    Changes in Accountant

On August 6, 2002, the Employee  Benefits  Committee of Illinois Tool Works Inc.
dismissed Arthur Andersen LLP as the auditors of the ITW Bargaining  Savings and
Investment Plan (the "Plan"),  and engaged the accounting firm of Grant Thornton
LLP as independent auditors of the Plan.

The audit reports of Arthur Andersen LLP on the financial statements of the Plan as of and for the years  ended  December  31,  2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent  years  ended  December  31,  2001 and 2000,  and the subsequent  interim period through August 6, 2002,  there were no  disagreements between the Plan and Arthur Andersen LLP on any matter of accounting  principles or practices,  financial  statement  disclosure or auditing  scope or procedure, which disagreements, if not resolved to Arthur Andersen LLP’s satisfaction, would have caused Arthur Andersen LLP to make reference to the subject matter of the disagreement in connection with its reports.

None of the reportable  events  described under Item 304 (a)(1)(v) of Regulation
S-K occurred within the two most recent fiscal years ended December 31, 2001 and
2000 or within the interim period through August 6, 2002.

The  Plan  has  provided  Arthur  Andersen  LLP  with  a copy  of the  foregoing statements,  and  requested  that  Arthur  Andersen  LLP furnish a letter to the
Securities and Exchange  Commission stating that it agrees with such statements.
Arthur  Andersen  LLP has  indicated  that they are unable to  respond  and they neither agree nor disagree with the above statements.

During the two most recent fiscal years ended December 31, 2001 and 2000 and the subsequent  interim period through August 6, 2002, the Plan did not consult with
Grant  Thornton  LLP  regarding  any of the  matters or events set forth in Item
304(a)(2)(i) and (ii) of Regulation S-K.

                                   SIGNATURES

Pursuant to the  requirements  of the  Securities  and Exchange Act of 1934, the
registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned, hereunto duly authorized.

                                    Illinois Tool Works Inc.

Date: August 12, 2002               By:   /s/ Jon C. Kinney
                                          -------------------------------------
                                          Jon C. Kinney
                                          Senior Vice President and
                                          Chief Financial Officer